Exhibit 4.01.3

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of December 16, 1998 by and among, COMMERCIAL CREDIT COMPANY a corporation duly organized and existing under the laws of Delaware and having its principal office at Baltimore, Maryland (the "Company"), CITIBANK, N.A. a national banking organization duly organized and existing under the laws of the United States of America and having its principal corporate trust office at 111 Wall Street, New York, New York, 10043 ("Resigning Trustee") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, duly organized and existing under the laws of the United States of America and having its principal corporate trust office in New York at 153 W. 51st. Street, New York, New York 10019 ("Successor Trustee").

                                    RECITALS:

WHEREAS, there was originally authorized and issued the securities listed on Exhibit B in certain aggregate principal amounts listed on Exhibit B (collectively referred to herein as the "Securities") under a Trust Indenture (the "Indenture") dated as of December 1, 1996, by and between the Company and the Resigning Trustee;

WHEREAS, Section 610 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 610 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 611 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor trustee;

WHEREAS, the Company desires to appoint Successor Trustee as Trustee to succeed Resigning Trustee in such capacity under the Indenture and Resigning Trustee shall retain all other appointments under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                    ARTICLE 1

                              THE RESIGNING TRUSTEE

SECTION 1.01 Pursuant to Section 610 of the Indenture, Resigning Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee under the Indenture.

SECTION 1.02 Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(b) There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

(c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture except in its capacity as Paying Agent and Registrar.

(d) Pursuant to Section 303 of the Indenture, Resigning Trustee duly authenticated and delivered, an aggregate principal amount of Securities, of which the amounts listed on Exhibit B are outstanding as of the effective date hereof.

(e) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

(f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(g) To the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section of the Indenture.

(h) The Resigning Trustee has lawfully and fully discharged its duties as Trustee.

SECTION 1.03 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee, in its capacity as Trustee only, in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.


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

SECTION 1.04 Resigning Trustee shall deliver to Successor Trustee, as of, or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                    ARTICLE 2

                                   THE COMPANY

SECTION 2.01 The Company hereby accepts the resignation of Resigning Trustee as Trustee under the Indenture.

SECTION 2.02 The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.

SECTION 2.03 Promptly after the effective date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of
Section 610 of the Indenture.

SECTION 2.04 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

(a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b) The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company.

(c) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

(e) No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

(g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(h) All conditions precedent relating to the appointment of The First National Bank of Chicago as successor Trustee under the Indenture have been complied with by the Company.


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

                                    ARTICLE 3

                              THE SUCCESSOR TRUSTEE

SECTION 3.01 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

(a) Successor Trustee is not disqualified under the provisions of Section 608 and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

(b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

SECTION 3.02 Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture; provided however that the Successor Trustee accepts no liability for any acts or omissions of the Resigning Trustee.

SECTION 3.03 References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the principal corporate trust office in New York of Successor Trustee, which is presently located at 153 W. 51st Street, New York, New York 10019

                                    ARTICLE 4

                                  MISCELLANEOUS

SECTION 4.01 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 4.02 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on, December 16, 1998.

SECTION 4.03 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section 607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section of the Indenture. The Company acknowledges its obligation set forth in Section 607 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).

SECTION 4.04 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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

SECTION 4.05 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.06 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged.

                                   COMMERCIAL CREDIT COMPANY

                                   By: /s/ Robert Matza
                                       ----------------
                                   Name: Robert Matza
                                   Title: Treasurer


                                   CITIBANK, N.A.
                                   as Resigning Trustee

                                   By: /s/ Carol Ng
                                       ------------
                                   Name: Carol Ng
                                   Title: Vice President


                                   THE FIRST NATIONAL BANK
                                   OF CHICAGO,
                                   as Successor Trustee

                                   By: /s/ Sandra L. Caruba
                                       --------------------
                                   Name: Sandra L. Caruba
                                   Title: Vice President


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